SMITH BARNEY AGGRESSIVE GROWTH FUND INC.
                        10f-3 REPORT
            March 1, 1997 through August 31, 1997


                                                  % of
Trade                         Purchase       Fund % of
Issuer              Date Selling Dealer      Shares    Price
Assets    Issue

Omni Quip      3/20/97   Morgan Stanley      25,000
$14.000        0.0500%   2.73%

Closure Medical Corp.    3/27/97   Lehman Brothers
25,000      12.875       0.0500    1.67

Flagstar Bancorp.        4/30/97   Lehman Brother
30,000      13.000       0.0600    0.60

Rambus Inc.         5/13/97   Morgan Stanley           250
12.000         0.0004    0.41

Amazon Comm. Inc.   5/15/97   Deutsche Morgan
5,000       18.000       0.0100    1.04
                      Grenfell

Hartford Life       5/21/97   Goldman Sachs         5,000
28.250         0.0200    0.26

Carey Int'l         5/27/97   Montgomery Sec.
25,000      10.500       0.0400    0.86

RyanAir Holdings         5/29/97   Morgan Stanley
500    14.730       0.0010    0.05

Iridium World Comm. 6/9/97    Merrill Lynch         2,000
20.000         0.63 0.02

Polo Ralph Lauren        6/11/97   Goldman Sachs
2,000       26.000       0.09 0.01

Great Plains Software    6/20/97   Goldman Sachs
52,000      16.000       0.25 0.05

Staff Leasing       6/25/97   Lehman Brothers
2,500       17.000       1.00 0.06

Equity Officer Properties     7/7/97    Merrill Lynch
1,000       21.000       0.19 0.00

At Home Network          7/11/97   Morgan Stanley
500    10.000       0.20 0.01

ARM Financial Group Inc. 8/7/97    DLJ            10,000
27.000         0.01 0.09

Dennison Hydraulic  8/7/97    Lehman Brothers
75,000      16.000       1.00 2.00

Ispat Int'l              8/7/97    DLJ            10,000
27.000         0.10 0.05

Gulf Mark Offshore Inc.  8/14/97   Lehman Brothers
15,000      32.000       1.00 1.50